SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

December 3, 2002
(Date of Report)

December 3, 2002
(Date of earliest event reported)

Intuit Inc.
(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-21180	77-0034661
(Commission File Number)	(I.R.S. Employer Identification No.)

2535 Garcia Avenue
Mountain View, California 94043
(Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code:
(650) 944-6000

ITEM 9.    REGULATION FD DISCLOSURE.

On December 3, 2002, Intuit Inc. confirmed its current fiscal year 2003 guidance. The reiterated guidance is:

•	Revenue of $1.72-$1.80 billion, or growth of 27-33 percent.
•	Pro forma operating income of $411-$431 million, or growth of 45-53 percent.
•	Pro forma earnings per share (EPS) of $1.33-$1.38, or growth of 37-42 percent.

Intuit first announced this guidance on November 13, 2002 when the company reported its operating results for the first quarter of fiscal 2003.

Pro Forma Accounting.    The pro forma information above is not prepared in accordance with generally accepted accounting principles (“GAAP”). It is presented for informational purposes only, to give investors an alternative method of assessing the results of the company’s core operating businesses. This pro forma information should not be considered a substitute for the GAAP financial information. The company’s pro forma information is presented using the same consistent standards from quarter to quarter and year to year. Because there are no generally accepted industry standards for presenting pro forma results, the method Intuit uses may differ from the methods used by other companies. In addition, pro forma presentations are a current topic of proposed SEC rules. These rules may change the way in which we present our non-GAAP financial information.

Company pro forma operating income excludes acquisition-related charges, such as amortization of goodwill and intangible assets and impairment charges, and amortization of purchased software and charges for purchased research and development. It also excludes loss on impairment of long-lived asset, gains and losses from marketable securities and other investments, net gains and losses on divestitures, discontinued operations and the tax effects of these transactions.

Forward-Looking Statements.    Intuit’s guidance constitutes a forward-looking statement about future financial results. Actual results may differ materially from Intuit’s expressed expectations because of risks and uncertainties about the future. We will not update our guidance if it later turns out to be inaccurate, except as required by law. Risks and uncertainties that may affect future results and performance include, but are not limited to, those described below. More details about these and other risks are included in our fiscal 2002 Form 10-K and other SEC filings.

•	The company’s business is highly seasonal, which causes significant quarterly fluctuations in its revenue and net income.
•	Fluctuations in interest rates can cause significant quarterly and annual fluctuations in the company’s net income and asset values.
•
Acquisition-related charges can substantially reduce the company’s net income, and cause significant fluctuations in net income. Under the new Financial Accounting Standards Board guidelines relating to accounting for goodwill, the company’s acquisition-related charges may be less predictable in any given reporting period, as the company could incur less frequent, but larger, impairment charges related to goodwill.

•
Integrating acquired businesses creates challenges for the company’s operational, financial and management information systems, as well as for its product development processes. If the company is unable to adequately address these and other issues presented by growth through acquisitions, the company may not fully realize the intended benefits (including financial benefits) of its acquisitions.

•
The expansion of the company’s product and service offerings through internal growth and through recent and anticipated acquisitions creates risks due to the number and complexity of the company’s revenue models and the operational infrastructure required to support its expanded portfolio of products and services.

•
It is too early to ensure that the company’s “Right for My Business” strategy will generate substantial and sustained revenue growth in the small business accounting and business management segments. Expansion of the company’s small business accounting and management products and services will require the company to develop, market and sell more and increasingly complex products, as well as enhance an expanding portfolio of products and services, and adapt its marketing, sales, distribution and customer support functions to accommodate higher priced products and services.

•	If the company is required to account for options under its stock plans as a compensation expense, it would significantly reduce the company’s financial results.
•
The company faces competitive pressures in all of its businesses, particularly in consumer tax preparation software and services, QuickBooks, and small business products and services, which can have a negative impact on the company’s revenue, profitability and market position. In the small business area, the company’s “Right for My Business” strategy involves competitive pressures from larger companies in bigger markets than the company has historically faced. In addition, if state or federal government agencies succeed in their efforts to provide tax preparation and filing services to consumers, it could have a significant negative impact on the company’s financial results in future years.

•
The company’s employer services business requires the company to develop and manage a direct field sales organization, which is a different distribution method than the company has historically relied on.

•
The company relies on third-party vendors to manufacture and distribute its primary retail desktop software products. If a vendor fails to perform, it could have severe negative consequences for the company’s software businesses.

•
The company faces several risks relating to its retail distribution channel, including ongoing challenges in negotiating favorable terms with retailers. In addition, any termination or significant disruption of the company’s relationship with any of its major resellers could result in a decline in revenue.

•	If the company fails to maintain reliable and responsive service levels for its electronic tax offerings, it could lose revenue and customers.
•	The company faces risks relating to customer privacy and security and increasing governmental regulation, which could hinder the growth of its businesses.
•	Despite the company’s efforts to adequately staff and equip its customer service and technical support operations, it cannot always respond promptly to customer requests for assistance.
•	Actual product returns may exceed the company’s product return reserves, particularly for the company’s tax preparation software.
•
A continuation of the recent general decline in economic conditions could lead to significantly reduced demand for the company’s products and services, particularly its higher priced products and services.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 2, 2002	INTUIT INC.

	By:	/s/ Stephen M. Bennett
Stephen M. Bennett President and Chief Executive Officer

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